UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
17950 PRESTON ROAD, SUITE 600
DALLAS, TEXAS 75252

Dear Creative Media & Community Trust Corporation Common Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of the common stockholders of Creative Media & Community Trust Corporation, a Maryland corporation (the “Company”), to be held at 10:00 a.m., Pacific Time, on June 30, 2022 (and any postponement or adjournment thereof) if you are a common stockholder of record as of the close of business on March 31, 2022. The meeting will be held as a virtual meeting conducted exclusively via live webcast at http://register.proxypush.com/CMCT. For procedures for attending the virtual meeting, please refer to Question 6 of the proxy statement.
At the annual meeting, the Company’s common stockholders will be asked to consider and vote upon each of the seven directors nominated in the proxy statement to serve for a one‑year term, and until their successors are duly elected and qualify. In addition, we will ask common stockholders to consider and vote upon the ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
The recommendation of the Board of Directors of the Company with respect to each of these proposals is set forth in the proxy statement. These foregoing items of business are more fully described in the proxy statement. We urge you to carefully review the proxy statement.
Your vote is very important. If you were a registered common stockholder as of the close of business on March 31, 2022, please authorize a proxy to vote your shares as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the virtual annual meeting: (1) complete, sign, date and return the enclosed proxy card in the postage‑paid envelope provided or (2) as otherwise described herein. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares at the annual meeting or, to the extent permitted, regarding how to vote your shares yourself at the annual meeting. If you are a common stockholder of record and you attend the virtual annual meeting and wish to vote at the annual meeting, you may withdraw your proxy and vote online at the annual meeting.
On behalf of our Board of Directors, I thank you for your continued support.

Sincerely,

David Thompson
Chief Executive Officer
May 2, 2022
This proxy statement is first being sent or given to the common stockholders of the Company on or about May 20, 2022.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
17950 PRESTON ROAD, SUITE 600
DALLAS, TEXAS 75252
NOTICE OF ANNUAL MEETING
OF COMMON STOCKHOLDERS OF CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
TO BE HELD ON JUNE 30, 2022
Dear Creative Media & Community Trust Corporation Common Stockholder:
You are cordially invited to attend the annual meeting of common stockholders (the “Annual Meeting”) of Creative Media & Community Trust Corporation, a Maryland corporation (the “Company”), to be held at 10:00 a.m., Pacific Time, on June 30, 2022 (and any postponement or adjournment thereof) if you are a common stockholder of record as of the close of business on March 31, 2022. The Annual Meeting will be held as a virtual meeting conducted exclusively via live webcast at http://register.proxypush.com/CMCT. For procedures for attending the virtual meeting, please refer to Question 6 of the proxy statement.
The purpose of the Annual Meeting is to consider and vote on the following proposals:
1. Proposal 1: The election of the seven directors nominated in the proxy statement to serve for a one‑year term, and until their successors are duly elected and qualify;
2. Proposal 2: The ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3. The consideration of any other business that is properly presented at the Annual Meeting and any postponement or adjournment thereof.
The Board of Directors of the Company has fixed the close of business on March 31, 2022 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. The proxy card is enclosed with this notice of Annual Meeting and proxy statement.
Your vote is important to us and our business. I encourage you to complete, date, sign and return the accompanying proxy card whether or not you plan to attend the virtual Annual Meeting. If you plan to attend the virtual Annual Meeting to vote and your shares are in the name of a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions.

Sincerely,

Nathan D. DeBacker
Chief Financial Officer and
Secretary
May 2, 2022
.
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of
Stockholders to be Held on June 30, 2022.
Our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available on our website at https://shareholders.cimcommercial.com/sec-filings.

PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF COMMON STOCKHOLDERS
TO BE HELD ON JUNE 30, 2022
This proxy statement, with the enclosed proxy card, is being furnished to the common stockholders of Creative Media & Community Trust Corporation, a Maryland corporation (the “Company” and, together with its subsidiaries, the “Company,” “we,” “us” or “our”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the 2022 Annual Meeting of the Company’s common stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Pacific Time, on June 30, 2022 (and any postponement or adjournment thereof) exclusively via live webcast at http://register.proxypush.com/CMCT.
The Notice of Annual Meeting, this proxy statement, and the accompanying proxy card are being mailed to all common stockholders of record as of the below record date on or about May 20, 2022. The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available on our website at https://shareholders.cimcommercial.com/sec-filings.
Only common stockholders of record as of the close of business on March 31, 2022 are entitled to notice of and to vote at the Annual Meeting. As of such date, we had 23,369,331 shares of common stock, $0.001 par value per share (“Common Stock”), outstanding. Each holder of record of Common Stock as of the close of business on the record date is entitled to one vote on each matter properly brought before the Annual Meeting for each share of Common Stock held.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
1. Who is entitled to vote?
Only holders of record of Common Stock as of the close of business on March 31, 2022 (the “record date”) are entitled to notice of and to vote at the Annual Meeting.
2. What is a proxy?
It is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated our Chief Executive Officer, David Thompson, and our Chief Financial Officer and Secretary, Nathan D. DeBacker, as proxies for the Annual Meeting.
3. How many votes are each share of Common Stock entitled to?
Each holder of record of Common Stock on the record date is entitled to one vote on each matter properly brought before the Annual Meeting for each share of Common Stock held.
4. What is the difference between a stockholder of record and stockholder who holds shares in “street name?”
If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in “street name” and you are a beneficial owner.
5. How do I attend the Annual Meeting?
Our Annual Meeting will be a completely virtual meeting conducted exclusively via live webcast. The meeting will begin promptly at 10:00 a.m., Pacific Time, on June 30, 2022. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.
If you hold shares other than through a Tel Aviv Stock Exchange (“TASE”) member, to participate in the virtual meeting, visit http://register.proxypush.com/CMCT and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.
If your shares are held in “street name” in the name of a TASE member, to participate in the virtual meeting, you will need to obtain from your TASE member an executed ownership certificate (‘Ishur Ba’alut’), signed by your TASE member with respect to the record date (i.e., March 31, 2022), and e-mail the executed form to Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. (“GKH”), the Company’s counsel in Israel, at yuvale@gkh-law.com no later than the close of business in Israel on June 28, 2022. Once GKH has received your properly executed certificate, GKH will e-mail you a control number that you can use to register for the meeting at http:// register.proxypush.com/CMCT. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.
6. How can I vote at the Annual Meeting?
If you are a holder of record of Common Stock on the record date, you may vote during the Annual Meeting by going to the meeting website at http://register.proxypush.com/CMCT. You will need the control number included on your proxy card or voting instruction form. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.
If your shares are held in “street name” in the name of a bank, broker or other nominee (other than through a TASE member), you will need to obtain a legal proxy from your bank, broker or other nominee. Once you have obtained the legal proxy, you must submit a copy of the legal proxy following the instructions found on http://register.proxypush.com/CMCT. Please be aware that obtaining a legal proxy may take several days.
If your shares are held in “street name” in the name of a TASE member, you may not vote your shares online at the Annual Meeting and must instead follow the procedures described in response to question 9.

7. What shares are included on the proxy card?
If you are a stockholder of record of Common Stock as of the record date, you will receive one proxy card for all the shares of Common Stock you hold as of the record date in each single account, regardless of whether you hold them in certificate form or in book entry form. If you receive more than one proxy card, it generally means you hold shares of Common Stock registered in more than one account. Please sign and return all of the proxy cards you receive to ensure that your shares are voted.
8. What constitutes a quorum?
The presence, online or represented by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any postponement or adjournment thereof. However, if a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days after the original record date without notice other than an announcement at the Annual Meeting.
9. What different methods can I use to vote?
Depending on how you hold your shares, you may generally choose to authorize a proxy to vote your shares by mail or by attending and voting at the Annual Meeting. The method by which you vote does not affect your right to attend the Annual Meeting.
If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, you may vote your shares:
•By Mail: Complete, sign, date and mail the written proxy card received with this proxy statement.
•Telephone: You may vote by authorizing a proxy by telephone by calling the telephone number shown on your proxy card.
•Online: You may vote online at the Annual Meeting if you are a holder of record. “Street name” holders may vote online at the Annual Meeting as described in question 6.
If your shares are held in “street name” in the name of a bank, broker or other nominee (other than a TASE member, which is discussed below), you may vote your shares by following the instructions that your bank, broker or other nominee provides to you, which may allow you to vote online or by mail or telephone. To vote in person at the Annual Meeting, follow the instructions provided in question 6.
If your shares are held in “street name” in the name of a TASE member, you may vote your shares online via the electronic voting system of the Israel Securities Authority (the “ISA”) at the web address https://votes.isa.gov.il no later than June 30, 2022 at 4:00 a.m., Pacific Time (or June 30, 2022 at 2:00 p.m. Israel Time). You may receive guidance on the use of the electronic voting system from the TASE member through which you hold your shares.
10. What is the record date and what does it mean?
The record date for the Annual Meeting is the close of business on March 31, 2022. The record date is established by the Board in accordance with our bylaws and the Maryland General Corporation Law. Owners of record of shares of Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting.
11. What is the deadline for voting my shares if I do not attend the Annual Meeting?
If you are a common stockholder of record and do not attend the Annual Meeting, your proxy must be received at or before 2:00 p.m., Pacific Time, on June 29, 2022, in order for your shares to be voted at the Annual Meeting.
If you are a beneficial owner of Common Stock held in “street name” (other than through a TASE member), please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.
If you hold shares in “street name” through a TASE member, your votes must be recorded in the electronic voting system of the ISA no later than June 30, 2022 at 4:00 a.m., Pacific Time (or June 30, 2022 at 2:00 p.m. Israel Time).

12. How will voting on other business be conducted?
As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholder named in the proxy card, at his/her discretion. We do not presently know of any other business that may come before the Annual Meeting.
13. What can I do if I change my mind after I return my proxy card?
Returning your proxy card will in no way limit your right to attend and vote online at the Annual Meeting. Stockholders can revoke a proxy by:
•giving written notice of revocation to the Secretary of the Company, which notice must be received by the Company prior to June 29, 2022;
•delivering a later‑dated proxy in accordance with the procedure set forth in question 11; or
•attending the virtual Annual Meeting and voting online as described in question 6 (attending the virtual Annual Meeting alone will not revoke your proxy), unless shares are held in “street name” in the name of a TASE member.
If your shares are held in an account at a bank, broker or other nominee and you desire to change your vote or vote electronically at the meeting, you should contact your bank, broker or other nominee for instructions on how to do so.
14. On what items am I voting?
You are being asked to consider and vote on the following items:
•the election of seven directors nominated by the Board; and
•the ratification of the appointment of Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
15. What are my voting choices when voting for director nominees?
In the vote on the election of the seven director nominees, common stockholders of record may:
•vote in favor of all nominees;
•vote in favor of specific nominees;
•withhold their votes with respect to all nominees; or
•withhold their votes with respect to specific nominees.
16. What vote is required to approve each proposal?
Proposal No. 1—Election of Directors. To be elected as a director, our bylaws require that a nominee must receive a plurality of all the votes cast in the election of directors at the Annual Meeting at which a quorum is present. There is no cumulative voting in the election of directors.
Proposal No. 2—Ratification of the Appointment of Deloitte & Touche, LLP as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present will be required for the approval of the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
17. How does the Board recommend that I vote?
The Board recommends a vote:
•FOR each of the seven director nominees; and
•FOR the ratification of the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

18. What if I do not specify a choice for a matter when returning a proxy?
Stockholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:
•FOR the election of all director nominees; and
•FOR the ratification of the appointment of the independent registered public accounting firm.
19. How are broker non‑votes counted?
Holders in “street name” (other than through a TASE member)
If on the record date your shares were held in “street name” through a broker, bank or other nominee (other than a TASE member), in the absence of specific instructions from you on how to vote your shares, your broker, bank or other nominee may not be able to vote your shares on certain matters. The shares that cannot be voted by banks, brokers or other nominees if the beneficial holder fails to provide instructions are called broker non‑votes. Broker non-votes will have the following effects at the Annual Meeting:
•Proposal No. 1—Election of Directors. Your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non‑votes, if any, will have no effect on the election of directors.
•Proposal No. 2—Ratification of the Appointment of Deloitte & Touche, LLP as our Independent Registered Public Accounting Firm. Your broker, bank or other nominee is entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.
Holders in “street name” through a TASE member
If on the record date your shares were held in “street name” through a TASE member, your TASE member will not vote your shares (as described above) and you must vote through the electronic voting system of the ISA as described in question 9. If you do not vote your shares through this system, we will treat your shares as not present and not entitled to vote for the purpose of determining the presence of a quorum and your shares will have no effect on the vote of any proposal.
20. How are abstentions counted?
If you abstain or instruct your proxy or broker, bank or other nominee to “abstain” or vote “abstain” via the electronic voting system of the ISA on any matter, it will be treated as not a vote cast (which will have no effect on the vote cast on either of the matters to be conducted at the Annual Meeting). However, abstentions will be counted as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.
21. Can I access the proxy statement and Annual Report on Form 10-K on the Internet?
The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 is available on our website at https://shareholders.cimcommercial.com/sec-filings.
22. How are proxies solicited and what is the cost?
We will bear all expenses incurred in connection with the solicitation of proxies. We have not engaged any solicitor to assist with the solicitation of proxies. In accordance with Securities and Exchange Commission (“SEC”) rules, we will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of shares.
In addition to soliciting proxies by mail, certain of our directors, officers or employees of affiliates of our operator may solicit proxies by telephone, personal contact, email or other means of communication. They will not receive any additional compensation for these activities.
IMPORTANT: If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution (other than a TASE member), you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares of Common Stock. Please contact the person responsible for your account and give instructions for a proxy to be exercised for your shares of Common Stock. If you hold your shares through a TASE member, you should vote your shares by following the instructions in question 9.

SECURITY OWNERSHIP OF THE COMPANY’S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS AND CURRENT BENEFICIAL OWNERS
Directors and Executive Officers
The following table sets forth information regarding the beneficial ownership of our Common Stock, Series A Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), Series D Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”), and Series L Preferred Stock, $0.001 par value per share (“Series L Preferred Stock”), as of April 29, 2022 by (1) each named executive officer, (2) each current director and (3) all executive officers and directors as a group. In each case, the percent of class owned reflects the number of shares of Common Stock outstanding as of April 29, 2022.

	Common Stock			Series A Preferred Stock		Series D Preferred Stock		Series L Preferred Stock
Name of Beneficial Owner	No. of Shares		Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class
David Thompson	25,000		*	—	—	—	—	—	—
Nathan DeBacker	6,000		*	—	—	—	—	—	—
Richard Ressler	9,403,869	(1)(2)	40.2%	568,681	6.8%	—	—	—	—
Avraham Shemesh	9,326,661	(1)(3)	39.9%	568,681	6.8%	—	—	—	—
Shaul Kuba	9,326,661	(1)(3)	39.9%	568,681	6.8%	—	—	—	—
Douglas Bech	35,704		*	—	—	—	—	—	—
Marcie Edwards	5,083		*	—	—	—	—	—	—
Kelly Eppich	46,504		*	—	—	—	—	—	—
Frank Golay, Jr. (4)	18,186		*	—	—	—	—	—	—
Directors and Executive Officers as a group (9 persons)	9,631,186		41.2%	—	—	—	—	—	—
___________________
*    Less than 1%.
(1)CIM Group, LLC is the indirect sole equity member of each of CIM Urban Sponsor, LLC and CIM CMCT MLP, LLC. Because of their positions with CIM Group, LLC, Shaul Kuba, Richard Ressler and Avraham Shemesh, the founders of CIM Group, LLC, may be deemed to beneficially own the 8,419,864 shares of Common Stock (36.0%) and 568,681 shares of Series A Preferred Stock (6.8%) owned directly by CIM CMCT MLP, LLC, the 473,033 shares of Common Stock (2.0%) owned directly by CIM Urban Sponsor, LLC. Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over all of these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest therein.
(2)Mr. Ressler has sole voting and investment power over 122,628 shares of Common Stock held by a subsidiary of a trust formed by Mr. Ressler for the benefit of his family members.
(3)Each of Messrs. Shemesh and Kuba have shared voting and investment power over 45,420 shares of Common Stock held by each of their respective family trusts, with respect to which they were grantors.
(4)Mr. Golay retired from the Board on May 2, 2022; on the same day, the Board appointed Elaine Wong to the Board. Ms. Wong does not own any shares of the Company’s securities as of April 29, 2022.
Beneficial Owners of More than 5% of our Common Stock
The following table sets forth certain information regarding the beneficial ownership of our Common Stock, Series A Preferred Stock, Series D Preferred Stock and Series L Preferred Stock based on filings with the SEC as of April 29, 2022 by each person known by us to beneficially own more than 5% of our Common Stock. In each case, the percent of class owned reflects the number of shares of Common Stock outstanding as of April 29, 2022.

	Common Stock			Series A Preferred Stock		Series D Preferred Stock		Series L Preferred Stock
Name and Address of Beneficial Owner	No. of Shares		Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class
Richard Ressler (1)	9,403,869	(2)(3)	40.2%	568,681	6.8%	—	—	—	—
Avraham Shemesh (1)	9,326,661	(2)(4)	39.9%	568,681	6.8%	—	—	—	—
Shaul Kuba (1)	9,326,661	(2)(4)	39.9%	568,681	6.8%	—	—	—	—
CIM CMCT MLP, LLC (1)	8,419,864		36.0%	568,681	6.8%	—	—	—	—
___________________
*    Less than 1%.
(1)The business address of Messrs. Ressler, Shemesh and Kuba, for the purposes hereof, and the address of CIM CMCT MLP, LLC, is c/o CIM Group, LLC, 4700 Wilshire Boulevard, Los Angeles, California 90010.
(2)CIM Group, LLC is the indirect sole equity member of each of CIM Urban Sponsor, LLC and CIM CMCT MLP, LLC. Because of their positions with CIM Group, LLC, Shaul Kuba, Richard Ressler and Avraham Shemesh, the founders of CIM Group, LLC, may be deemed to beneficially own the 8,419,864 shares of Common Stock (36.0%) and 568,681 shares of Series A Preferred Stock (6.8%) owned directly by CIM CMCT MLP, LLC and the 473,033 shares of Common Stock (2.0%) owned directly by CIM Urban Sponsor, LLC. Messrs. Ressler, Shemesh and Kuba have shared voting and investment power over all these shares. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest therein.
(3)Mr. Ressler has sole voting and investment power over 122,628 shares of Common Stock held by a subsidiary of a trust formed by Mr. Ressler for the benefit of his family members.
(4)Each of Messrs. Shemesh and Kuba have shared voting and investment power over 45,420 shares of Common Stock held by each of their respective family trusts, with respect to which they were grantors.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board presently consists of seven directors.
At the Annual Meeting, you will be asked to consider and vote upon the election of seven directors. The seven current directors will be up for election at the Annual Meeting. For your review and consideration, a biography of each nominee for director is contained in this proxy statement under the section titled “Corporate Governance, Director Nominees.” The term of office of each person elected to be a director of the Company will be until the annual meeting of the stockholders in 2023 and until such person’s successor is duly elected and qualifies. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes nominated by the Board. In no event, however, can the proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxies will vote for the election of the nominees listed below to serve as directors of the Company.
Vote Required
Directors are elected by a plurality of the affirmative votes cast by those holders present and entitled to vote at the Annual Meeting at which a quorum is present. There is no cumulative voting in the election of directors.
The Board recommends a vote “FOR” the election of each of the directors nominated.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, comprised of independent members of the Board (the “Audit Committee”), has appointed Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm with respect to our operations for the fiscal year ending December 31, 2022. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will answer appropriate questions. Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the appointment of Deloitte to the common stockholders for ratification as a matter of good corporate governance. If the common stockholders fail to ratify the appointment, the Audit Committee may reconsider whether to retain Deloitte. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
We are asking that you ratify the appointment of Deloitte, although your ratification is not required.
Change In Independent Registered Public Accounting Firm
On November 3, 2020, the Audit Committee and the Board selected Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and dismissed BDO USA, LLP (“BDO”) from service as the Company’s independent registered public accounting firm, subject to the completion of BDO’s review of the Company’s unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Upon Deloitte’s completion of its standard client acceptance process, an engagement letter dated as of December 3, 2020 was executed with Deloitte.
BDO’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through November 9, 2020, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through November 9, 2020, neither the Company, nor anyone on its behalf, consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve the ratification of the appointment of Deloitte as our independent registered public accounting firm.
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

CORPORATE GOVERNANCE
Company Leadership Structure; Board Role in Risk Oversight
Leadership Structure. The Board does not have a formal policy regarding the leadership structure of the Company and whether the roles of chairman and chief executive officer should be separated, but instead believes that these matters should be determined based on a number of different factors and circumstances, including the Company’s position, history, size, culture, stockholder base, board size and board composition, and that, as a result, the appropriate structure may change from time to time as circumstances warrant. Currently, the roles of Chairman of the Board and Chief Executive Officer of the Company are separated. Our Chairman of the Board is Mr. Ressler and our Chief Executive Officer is Mr. Thompson.
Risk Oversight. The Company is exposed to a variety of risks. The entire Board regularly assesses major risks facing the Company and reviews options for their mitigation. The Board may appoint a committee to address a specific risk or to oversee the Company’s response to a specific risk. In particular, the Audit Committee of the Board oversees the Company’s policies with respect to risk assessment and risk oversight and oversees risk with respect to financial reporting matters. The Board also relies on management to bring significant matters to its attention.
The Board believes that the Company’s current leadership structure, including the independent Audit Committee oversight function and the open access of the Board to the Company’s executive officers and senior management as the Board determines is appropriate, supports the oversight role of the Board in the Company’s risk management.
Statement on Corporate Governance
Governance Principles. The Board has adopted a set of Governance Principles that provides a framework for the governance of the Company. The Company’s Governance Principles may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Governance Documents.”
Contacting the Board. The Board welcomes your questions and comments. If you would like to communicate directly with the Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to the Secretary of the Company, at 17950 Preston Road, Suite 600, Dallas, Texas 75252, or you may call the Ethics Hotline at 1-800-292-4496. All communications will be forwarded to the Audit Committee, which in turn may forward certain communications to the entire Board in its discretion.
Code of Ethics. The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, the Operator (as defined below) and the Administrator (as defined below), including the Company’s principal executive officer and principal financial and accounting officer (the “Code of Ethics”).
If the Board amends any provisions of the Code of Ethics that applies to the Company’s principal executive officer or any other executive officer of the Company or grants a waiver in favor of any such persons, the Company intends to satisfy its disclosure requirements by disclosing the amendment or waiver in a Current Report on Form 8-K filed with the SEC within four business days following such amendment or waiver.
The Company’s Code of Business Conduct and Ethics may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Corporate Governance—Governance Documents.”
Meetings of the Board
The Board held a total of nine meetings during the year ended December 31, 2021. Each director attended at least 75 percent of the aggregate number of Board meetings and the meetings of committees on which he or she served during 2021. Directors are encouraged to attend the annual meeting of stockholders of the Company. All but one member of our Board attended our 2021 annual meeting of stockholders.
Independent Director Meetings
The independent directors have at least one regularly scheduled meeting or executive session per year without the presence of other directors and management. Any independent director can request that an additional executive session be scheduled.
Committees of the Board
The Board has the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee. The Company has a standing Audit Committee that oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. In 2021, the Audit Committee consisted of Mr. Eppich (chairman), Mr. Bech and Mr. Golay. Mr. Golay retired from the Board on May 2, 2022; the Board appointed Marcie Edwards to the Audit Committee following Mr. Golay’s retirement. The Audit Committee is comprised entirely of directors who meet the independence and financial literacy requirements of Nasdaq and applicable SEC rules. See “—Independence of Directors.” In addition, the Board has determined that Mr. Eppich qualifies as an “audit committee financial expert” as defined in SEC rules.
The Audit Committee’s responsibilities include providing assistance to the Board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, performance and independence, and the performance of the Company’s internal audit function, if any. In accordance with its Audit Committee Charter, the Audit Committee is directly responsible for the appointment and oversight of the independent registered public accounting firm, who reports directly to the Committee, approval of the engagement fee of the independent registered public accounting firm and pre-approval of the audit services and any permitted non-audit services it may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan and evaluates matters relating to the audit and internal controls of the Company. The Audit Committee holds separate executive sessions, outside the presence of executive management, with the Company’s independent registered public accounting firm.
During 2021, the Audit Committee held four meetings.
The charter for the Audit Committee may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Corporate Governance—Committee Charters.”
Compensation Committee. Our Compensation Committee consisted of two of our independent directors in 2021: Messrs. Golay, who served as chairman, and Bech. Mr. Golay retired from the Board on May 2, 2022; the Board appointed Elaine Wong to the Compensation Committee following Mr. Golay’s retirement and Mr. Bech to be the Chair of the Compensation Committee. Our Board has adopted a charter for the Compensation Committee that sets forth its specific functions, powers, duties and responsibilities. Among other things, the Compensation Committee charter calls upon the Compensation Committee to:
•In consultation with senior management, establish the Company’s general compensation philosophy and oversee the development, implementation and administration of compensation plans, policies and programs, if any;
•Oversee compliance of all compensation-related disclosure requirements, including producing an annual Compensation Committee Report for inclusion in the Company’s proxy statement in accordance with applicable SEC rules and regulations; and
•Review and make recommendations to the Board regarding any changes in compensation for directors.
During 2021, the Compensation Committee held two meetings.
The charter for the Compensation Committee may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Corporate Governance—Committee Charters.”
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of two of our independent directors: Messrs. Bech, who serves as chairman, and Eppich. The Nominating and Corporate Governance Committee was formed to establish and implement our corporate governance practices and to nominate individuals for election to the Board. Our Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by our Board. Among other things, the committee charter calls upon the Nominating and Corporate Governance Committee to: (i) periodically review the size and composition of the Board and recommend to the Board such modifications to its size and/or composition as are determined by the Nominating and Corporate Governance Committee to be necessary or desirable; (ii) recommend to the Board the director nominees for the next annual meeting of stockholders; and (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company.
During 2021, the Nominating and Corporate Governance Committee held two meetings.
The charter for the Nominating and Corporate Governance Committee may be found on the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Corporate Governance—Committee Charters.”

Director Nomination Procedures
Director Qualifications. The Nominating and Corporate Governance Committee believes that each member of the Board must possess high personal and professional ethics, integrity and values, and be committed to representing the long term interests of the stockholders, as well as an inquisitive mind, an objective perspective, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively. The Nominating and Corporate Governance Committee is committed to diversity on the Board, values diversity and believes the Board should reflect an appropriate diversity of viewpoints, background, experience, ethnicity, gender, culture and other demographics.
Identifying and Evaluating Nominees. The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director candidates as outlined above. The skills and personality of each director should fit with those of the other directors in building a Board that is effective, collegial and responsive to the needs of the Company. The Nominating and Corporate Governance Committee may consider candidates for the Board from any reasonable source, including current board members, stockholders, professional search firms or other persons. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Corporate Governance Committee may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates; however, no such consultant or search firm was engaged in the year ended December 31, 2021.
Stockholder Nominees. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “—Director Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be sent in accordance with the provisions of our bylaws and addressed to: Mr. Nathan De Backer, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas 75252.
Additional information regarding submitting stockholder proposals is set forth in our bylaws. Stockholders may request a copy of our bylaws from the Company’s Secretary at Mr. Nathan DeBacker, Secretary of the Company, Creative Media & Community Trust Corporation, 17950 Preston Road, Suite 600, Dallas, Texas 75252.
Director Nominees
Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors of the Company and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position
Douglas Bech	76	Director (independent)
Marcie Edwards	65	Director (independent)
Kelly Eppich	65	Director (independent)
Shaul Kuba	59	Director
Richard Ressler	63	Director and Chairman of the Board
Avraham Shemesh	60	Director
Elaine Wong	43	Director (independent)
Douglas Bech has served as a director of the Company since March 2014, and since 1997 as founder and Chief Executive Officer of Raintree Resorts International, a private enterprise engaged in vacation ownership and resort operations in Mexico, the United States and Canada. Prior to founding Raintree, Mr. Bech practiced securities and corporate finance law from 1970 to 1997. Mr. Bech also served as a director of J2 Global, Inc. from November 2000 to October 2021 and from August 1988 through November 2000, he served as a director of eFax.com, a company J2 Global, Inc. acquired in November 2000. In October 2021 Mr. Bech was appointed non-executive chairman of the Board of directors of Consensus Cloud Solutions, Inc., a company which was spun off to the J2 (now renamed Ziff-Davis) shareholders. Mr. Bech also served as presiding independent director of HollyFrontier Corporation from July 2011 until May 2021, when Mr. Bech retired from its board of directors. Mr. Bech had previously served as a director of Frontier Oil Corporation from 1993 until its merger with

Holly Corporation in July 2011. Mr. Bech also served, from 2014 until February 1, 2016, as an independent trust manager of Moody National REIT II, Inc., a registered, non traded real estate investment trust that acquires limited service hotels in the United States. Mr. Bech’s previous work as a securities and corporate finance lawyer, as a director of other diverse public companies, and his experience as a chief executive officer of a multi-national enterprise provides expertise on corporate governance, legal matters and finance, as well as a general business management perspective to the Board.
Marcie Edwards has served as a director of the Company since her appointment by our Board on February 11, 2021. Ms. Edwards served as the General Manager of the Los Angeles Department of Water and Power (LADWP) from 2014 to 2017. In that capacity, she managed a city agency with an annual budget of more than $6 billion and approximately 10,000 employees. As part of her role at LADWP, she served as a member of the Board of the Water and Power Employees’ Retirement Plan, overseeing more than $12 billion in investments. Prior to her tenure at LADWP, Ms. Edwards was the City Manager of the City of Anaheim from 2013 to 2014, overseeing an annual budget of more than $1 billion with approximately 3,000 employees, including a fire department, a police department, and a public utility company. From 2000 to 2012, Ms. Edwards was the Utility General Manager of Anaheim Public Utilities and, prior to 2000, Ms. Edwards spent almost 25 years with LADWP in a variety of positions. From 2019 to 2021, she was Chair to the California Wildfire Safety Advisory Board as a gubernational appointee. Since 2019, Ms. Edwards has been a board member of S&C Electric Company in Chicago (and a member of the Audit Committee since 2021). In 2019, Ms. Edwards was invited to serve on the Southern California Gas Company’s Advisory Safety Council. Further, since December 2018, Ms. Edwards has served on the Board of the Boys & Girls Club of Santa Clarita Valley. Ms. Edwards has a Master in Public Administration degree from the University of LaVerne. Ms. Edwards’ extensive experience in the public administration provides the Board with a strong resource on a variety of important strategic matters.
Kelly Eppich has served as a director of the Company since March 2014. Mr. Eppich was a Principal, Investments of CIM Group, L.P. until his retirement in February 2019. While Mr. Eppich was at CIM Group, L.P., he served on its Investment Committee and Credit Committee. Prior to joining CIM Group, L.P. in 2002, Mr. Eppich served as the Chief Financial Officer of Decurion Corporation/Pacific Theatres. In that capacity, he was responsible for all areas of finance, accounting, treasury, risk management and information systems development of Decurion Corporation/Pacific Theatres. From 1989 to 2000, he was Vice President Finance / Controller and then Vice President of Business Development, Finance and Administration for the International Recreation Enterprises Division of Warner Brothers. Prior to joining Warner Brothers, Mr. Eppich served as an Assistant Vice President and Assistant Corporate Controller for Maxicare Health Plans, Inc. (1986–1989) and worked for Ernst & Young (1979–1986). Mr. Eppich received a B.S. degree in Finance with an emphasis in Accounting from Weber State University. Mr. Eppich has in depth knowledge of the business and operations of CIM Urban Partners, L.P. (“CIM Urban”) and has significant experience in the preparation and analysis of financial statements, strategic planning and financial management.
Shaul Kuba has served as a director of the Company since March 2014. Mr. Kuba, Co-Founder and a Principal of CIM Group, L.P., has been an active real asset owner and operator for over 30 years. Since co-founding CIM Group, L.P. in 1994, Mr. Kuba has been an integral part of building CIM Group, L.P.’s platforms. As a Principal and Head of CIM Group, L.P.’s Development Group, he is actively involved in the development, redevelopment and repositioning of CIM Group, L.P.’s real estate assets. Additionally, Mr. Kuba is instrumental in sourcing new opportunities and establishing and maintaining relationships with national and regional retailers, hospitality brands and restaurateurs. He serves on CIM Group, L.P.’s Investment and Real Asset Management Committees and provides guidance on the diverse opportunities across CIM’s platforms. He also serves as an officer of various affiliates of CIM. Prior to CIM Group, L.P., Mr. Kuba was involved in a number of successful entrepreneurial real estate activities including co-founding Dekel Development, a developer of commercial and multifamily properties in Los Angeles. Mr. Kuba has in depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate development process and sourcing new transactions as a result of his experience with CIM Group, L.P., including as Co-Founder thereof.
Richard Ressler has served as director and chairman of the Company since March 2014. Mr. Ressler is the founder and President of Orchard Capital Corporation (“Orchard Capital”), a firm through which Mr. Ressler oversees companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, L.P. (together with its controlled affiliates, “CIM”), a community-focused real estate and infrastructure owner, operator, lender and developer, Orchard First Source Asset Management, LLC (together with its controlled affiliates, “OFSAM”), which provides personnel staffing to OFS Capital Management, LLC, a registered investment adviser focusing primarily on investments in middle market and broadly syndicated US loans, debt and equity positions in collateralized loan obligations and other structured credit investments, OFS CLO Management, LLC, a registered investment adviser focusing primarily on investments in broadly syndicated US loans, and OCV Management, LLC (“OCV”), an investor, owner and operator of technology companies. Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of Ziff Davis, Inc. (Nasdaq: ZD) (f/k/a j2 Global, Inc.) Mr. Ressler served as Chief Executive Officer of Ziff Davis from 1997 to 2000 and has served as its non-executive Chairman since 1997 (Mr. Ressler will retire from the board of directors of Ziff Davis, Inc. in May 2022). In addition, he has also served as the Chief Executive Officer and President and as a director of CIM Real Estate Finance Trust, Inc. (“CMFT”), a non-listed REIT operated by an affiliate of CIM that invests in net lease core real estate assets as well as real estate loans and other credit investments, since February 2018, and has served as the Chairman of its board of directors since August 2018. Mr. Ressler served as the Chief Executive Officer, President and a director of CIM Income NAV, Inc. (“CIM Income NAV”) from February 2018 to December 2021 and as the Chairman of the board of directors of CIM Income NAV and a member of nominating and corporate governance committee from August 2018 to December 2021 until CIM Income NAV’s merger with and into CMFT in December 2021. Mr. Ressler served as the Chief Executive Officer and President and as a director of Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”) from February 2018 and as the chairman of its board of directors from August 2018 until CCIT III’s merger with and into CMFT in December 2020. Mr. Ressler also served as a director of Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”) from January 2019 until CCIT II’s merger with Griffin Realty Trust, Inc. (formerly known as Griffin Capital Essential Asset REIT, Inc.) (“GRT”) in March 2021 and as a director of Cole Credit Property Trust V (“CCPT V”) from January 2019 until October 2019.
Mr. Ressler co-founded CIM Group, L.P. in 1994 and serves as the executive chairman of CIM and as an officer of various affiliates of CIM. Mr. Ressler co-founded the predecessor of OFSAM in 2001 and chairs its executive committee. Mr. Ressler co-founded OCV in 2016 and chairs its executive committee. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE: VGR) and served in various executive capacities at such entity and its subsidiaries. Prior to Vector Group, Ltd., Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore LLP, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. degree from Brown University, and J.D. and M.B.A. degrees from Columbia University. Mr. Ressler has in depth knowledge of CIM Urban’s business and operations and has extensive experience with, and knowledge of, business management and finance as a result of his experience with CIM, including as Co-Founder thereof.
Avraham Shemesh has served as a director of the Company since March 2014. Mr. Shemesh, Co-Founder and a Principal of CIM Group, L.P., has been an active real asset owner and operator for over 30 years. Since co-founding CIM Group, L.P. in 1994, Mr. Shemesh has been instrumental in building CIM Group, L.P.’s real estate, infrastructure and debt platforms. He serves on CIM Group, L.P.’s Investment and Real Asset Management Committees as well as the ICCS, providing guidance on the diverse opportunities available across CIM’s various platforms. Mr. Shemesh is responsible for CIM’s long-time relationships with strategic institutions and oversees teams essential to acquisitions, portfolio management and internal and external communication. He serves as an officer of various affiliates of CIM. In addition, Mr. Shemesh has served as a director of CMFT since March 2019. He served as a director of CIM Income NAV from January 2019 to December 2021. He also served as the Chief Executive Officer and President and as a director of CCIT II from February 2018, and as Chairman of the board of directors of CCIT II from August 2018 until CCIT II’s merger with GRT in March 2021. Until the mergers of such entities with and into CMFT in December 2020, he served as the Chief Executive Officer and as a director of CCPT V beginning in March 2018, as Chairman of the board of directors of CCPT V beginning in August 2018, and as a director of CCIT III beginning in January 2019. Prior to CIM Group, L.P., Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, a developer of commercial and multifamily properties in Los Angeles. Mr. Shemesh has in depth knowledge of CIM Urban’s business and operations and has significant experience with the real estate operating process and strategic planning as a result of his experience with CIM Group, L.P., including as Co-Founder thereof.
Elaine Wong has served as a director of the Company since May 2022. Ms. Wong was a Principal at CIM Group, L.P. and served as its Head of Marketing & Communications from May 2018 until her retirement from CIM at the end of June 2021. Ms. Wong was a member of CIM’s Investment Committee from February 2015 to June 2021. From February 2015 to April 2018, Ms. Wong served as CIM’s Global Head of Partner & Co-Investor Relations. She served at CIM from February 2012 to January 2015 as 1st Vice President, Global Head of Fundraising and Investor Relations, from February 2010 to January 2012 as Vice President, Fundraising & Investor Relations, and from April 2007 to January 2010 as Associate, Investor Relations. She was also a director of CMFT from October 2019 to December 2021, a director of CIM Income NAV from October 2019 until its merger with CMFT in December 2021, a director of CCPT V from October 2019 until its merger with CMFT in December 2020 and a director of CCIT II from October 2019 until its merger with GRT in March 2021. Prior to joining CIM, Ms. Wong served from May 2005 to March 2007 as an Associate at Perry Capital, LLC, and from July 2001 to April 2005 as an Analyst, and then Associate in the Equities Division, Financial and Strategic Management, of Goldman Sachs & Co. Ms. Wong received her Bachelor of Science degree in Accounting and Finance from New York University, Leonard N. Stern School of Business. Ms. Wong was selected to serve as a director because of her experience and expertise in investor relations, marketing and communications strategy, and fundraising, all of which are expected to bring valuable insight to the Board.

Board Diversity Matrix

Board Diversity Matrix (As of May 2, 2022)
Total Number of Directors	7
Part I: Gender Identity
	Female	Male
Directors	2	5
Part II: Demographic Background
White	1	5
Asian (other than South Asian)	1
Director Compensation
The Company uses a combination of cash and share based compensation to attract and retain qualified candidates to serve on the Board. In setting compensation for the Company’s independent directors of the Board, the Compensation Committee considers, among other things, the substantial time commitment on the part of the directors in fulfilling their duties as well as the skill level it requires of directors. In addition, all directors of the Board are reimbursed by the Company for their expenses related to attending meetings of the Board and its committees.
The cash component of each independent director’s compensation is set forth according to the following schedule:

Annual board retainer	$55,000
Annual audit committee chair retainer	$20,000
The annual board retainer and the annual audit committee chairman retainer are payable quarterly in advance. No separate retainer is paid for an independent director’s serving as chair of the Compensation Committee or the Nominating and Corporate Governance Committee.
The compensation arrangement for each independent director in 2022 is expected to be substantially the same as the annualized compensation arrangement for the independent directors in 2021, which is set forth in the table below:
Director Compensation in 2021

Name	Fees Earned or Paid in Cash	Share Awards (1)	Total
Douglas Bech	$55,000	$54,998	$109,998
Frank Golay, Jr. (2)	$55,000	$54,998	$109,998
Kelly Eppich (3)	$72,685	$54,998	$127,683
Marcie Edwards (4)	$69,692	$54,998	$124,690
___________________
(1)Represents the grant date fair value of the restricted shares or share options, as the case may be, for purposes of ASC Topic 718, Compensation—Stock Compensation. Each of the independent directors received a grant of 5,083 restricted shares of Common Stock on May 5, 2021. The grant date fair value of the restricted shares is based on the per share closing price of our Common Stock on May 5, 2021, which was $10.82.
(2)Mr. Golay retired from the Board on May 2, 2022. The Board approved the vesting of the shares granted to Mr. Golay in 2021 on the date of his retirement.
(3)In February 2021, the Board appointed Mr. Eppich to the Audit Committee and as Chair of the Audit Committee.
(4)Ms. Edwards joined the Board in February 2021. Her cash compensation was higher than other members of the Board in 2021 because her compensation for the period from when she joined the Board to the end of the 2020-2021 board compensation cycle was entirely in cash.
Messrs. Kuba, Ressler and Shemesh did not receive any compensation (other than the reimbursement of expenses related to attending meetings of the Board and its committees) for their service as directors in the year ended December 31, 2021.

Executive Officers
Set forth below are the names of the persons who are our executive officers as of the date hereof, their ages and their positions with the Company. Each executive officer will serve until his successor is duly appointed, or until his earlier death, resignation or removal from office.

Name	Age	Position
David Thompson	58	Chief Executive Officer
Nathan D. DeBacker	42	Chief Financial Officer and Secretary
David Thompson has been Chief Executive Officer of the Company since March 2019. Mr. Thompson served as the Chief Financial Officer of the Company from March 2014 to March 2019. Mr. Thompson is also a Principal, Chief Financial Officer of CIM Group, L.P. and serves on CIM Group, L.P.’s Investment, Valuation Committee and the ICCS. He joined CIM Group, L.P. in 2009. In addition, Mr. Thompson has served as the Chief Executive Officer and the Chairman of the Trustees of CIM Real Assets & Credit Fund (“CIM RACR”), a closed-ended interval fund that seeks to invest in a mix of institutional-quality real estate and credit assets, since February 2019. Prior to joining CIM Group, L.P. in 2009, Mr. Thompson spent 15 years with Hilton Hotels Corporation, most recently as Senior Vice President and Controller, where he was responsible for worldwide financial reporting, financial planning and analysis, internal control and technical accounting compliance. Mr. Thompson’s experience includes billions of dollars of real estate acquisitions and dispositions, as well as significant capital markets experience. Mr. Thompson began his career as a C.P.A. in the Los Angeles office of Arthur Andersen & Co. Mr. Thompson received a B.S. degree in Accounting from the University of Southern California.
Nathan D. DeBacker has been Chief Financial Officer of the Company since March 2019 (and Secretary since March 2020). Mr. DeBacker has also been the Managing Director, Accounting & Reporting of CIM Group, L.P. since March 2021, served as Senior Vice President of Finance & Accounting of CIM Group, L.P. from February 2018 to March 2021 and served as the Chief Financial Officer of CCO Capital, LLC (“CCO Capital”), CIM’s FINRA registered broker-dealer, from February 2018 until December 2020. In addition, Mr. DeBacker has served as Chief Financial Officer of CIM RACR since February 2019 and as Chief Financial Officer and Treasurer of CMFT since August 2016 and as Principal Accounting Officer since April 2022. Mr. DeBacker served as the Chief Financial Officer and Treasurer of CIM Income NAV from August 2016 to December 2021 and of CCIT II from August 2016 until CCIT II’s merger with GRT in March 2021. He also served as Chief Financial Officer and Treasurer of each of CCPT V and CCIT III from August 2016 until such entities were merged with and into CMFT in December 2020. From August 2016 to February 2018, Mr. DeBacker served as Senior Vice President and Chief Financial Officer, Cole REITs, of VEREIT, Inc. Mr. DeBacker was the principal at CFO Financial Services, LLC, a certified public accounting firm that provided accounting, payroll, tax, forecasting and planning, business valuation and investment advisory services to individuals and business organizations, from May 2014 until August 2016. Mr. DeBacker was also registered as an investment adviser representative with Archer Investment Corporation, an investment advisory firm that partners with accountants and CPAs to provide investment management solutions for their clients, from November 2015 until August 2016. From December 2005 until May 2014, Mr. DeBacker worked at Cole Capital, the predecessor to CCO Group, and, following the merger with VEREIT, most recently served as vice president of real estate planning and analysis. From 2002 until 2005, Mr. DeBacker worked as an auditor for the independent public accounting firm of Ernst & Young LLP. Mr. DeBacker earned his Bachelor of Science degree in Accounting from the University of Arizona and is a Certified Public Accountant in Arizona.

AUDIT COMMITTEE REPORT
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) of Creative Media & Community Trust Corporation, a Maryland corporation (the “Company”). The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee charter is available on the corporate governance section of the Company’s website at https://shareholders.cimcommercial.com/corporate-overview/corporate-governance in the section entitled “Committee Charters.”
During 2021, the Audit Committee, either through separate private sessions or during its regularly scheduled meetings with the independent registered public accounting firm and the director of internal audit, had candid discussions regarding financial management, legal, accounting, auditing and internal control issues.
The Audit Committee has been provided with updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The updates include discussions with the independent registered public accounting firm about the Company’s internal control assessment process and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting.
The Audit Committee reviewed with executive management and the director of internal audit the Company’s policies and procedures with respect to risk assessment and risk management.
The Audit Committee recommended to the Board the engagement of Deloitte as the independent registered public accounting firm for the year ended December 31, 2021, and reviewed (with senior members of the Company’s financial management team and the independent registered public accounting firm) the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent registered public accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. The Audit Committee has the sole authority to appoint the independent registered public accounting firm.
The Audit Committee has reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10‑K with management including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.
The Audit Committee also discussed with the independent registered public accounting firm, who is engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal control over financial reporting, those matters required to be discussed by the auditors with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence for 2021.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10‑Q and Form 10‑K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports.
In reliance on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2021, for filing with the SEC.
This report is submitted by the following members of the Audit Committee:
Kelly Eppich (chairman)
Douglas Bech
Frank Golay, Jr.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Background
This Compensation Discussion and Analysis applies to the Company’s fiscal year ended December 31, 2021.
2021 Named Executive Officers
The following individuals were our named executive officers for 2021:

Name	Position
David Thompson	Chief Executive Officer
Nathan D. DeBacker	Chief Financial Officer and Secretary
The Company is externally operated by the Operator, an affiliate of CIM Group, L.P. In addition, CIM Service Provider, LLC (the “Administrator”), a subsidiary of CIM Group, provides certain administrative services to the Company and its subsidiaries. Mr. Thompson, the Chief Executive Officer, and Mr. DeBacker, Chief Financial Officer and Secretary, are employed by an affiliate of the Operator and the Administrator and their compensation is determined by, and paid to them directly by, such affiliate. The Company did not pay Mr. Thompson or Mr. DeBacker any compensation in 2021. Therefore, their compensation is not discussed in this Compensation Discussion and Analysis.
Role of Management in the Compensation Setting Process
The Board and the Compensation Committee had no role in determining the compensation of any named executive officers in 2021 because, as discussed above, the Company did not pay the compensation of any of them in 2021.
Stockholder Advisory Vote
There will be no vote on the Company’s executive compensation in 2021 because, as discussed above, the Company did not pay the compensation of any named executive officers in 2021.
Compensation Policies and Practices in Relation to Risk Management
As of December 31, 2021, the Company had five employees. Accordingly, the Compensation Committee does not believe that the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
Use of Independent Compensation Consultant
The Compensation Committee did not engage the services of an independent compensation consultant in 2021 as there was no need for the Compensation Committee to review the compensation of any named executive officers of the Company.
Determining 2021 Executive Compensation
As described above, Messrs. Thompson and DeBacker are employed and paid by an affiliate of the Operator and the Administrator and, therefore, their 2021 compensation is not discussed herein.
Tax Considerations
Internal Revenue Code Section 162(m) generally limits the deductibility of compensation paid to certain executive officers in excess of $1,000,000 in any one year. The exemption from Section 162(m)’s deduction limit for performance based compensation has generally been repealed pursuant to the Tax Cut and Jobs Act of 2017, effective for years beginning after December 31, 2017, and the group of covered executive officers has been expanded to include the chief financial officer and certain former executive officers. Therefore, compensation (including performance-based compensation) paid to covered executive officers in excess of $1,000,000 in calendar year 2018 and subsequent calendar years generally will not be deductible unless it qualifies for transition relief. In 2021, the Compensation Committee was aware of the impact of the Tax Cuts and Jobs Act of 2017, but, as discussed above, our named executive officers did not receive compensation from the Company in 2021. If the occasion arises in the future, the Compensation Committee will consider the tax consequences when determining named executive officer compensation, including in light of the changes to Section 162(m) under the Tax Cuts and Jobs Act of 2017.

As in the past, the Board, upon the recommendation of the Compensation Committee, reserves the right to make compensation payments that are nondeductible.
Hedging and Pledging Restrictions
The Company believes it is inappropriate for any director, officer or employee of the Company to enter into speculative transactions in the Company’s equity securities. The Company’s Trading Policy prohibits all such persons, and members of their households or immediate family (spouse and minor children), from engaging in all speculative financial transactions involving securities of the Company, including buying and selling put and call options or engaging in short selling, and hedging transactions with respect to securities of the Company, including purchasing financial instruments or entering into transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of equity securities of the Company. Holding and exercising options or other securities granted under any equity incentive plan of the Company are not prohibited by the Company’s Trading Policy.
Additionally, the Company’s Trading Policy permits pledging of securities of the Company only with the approval of an attorney designated by the Company.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is comprised of two of our independent directors. Neither of them (1) has at any time served as an officer or employee of the Company or (2) has or had any relationship requiring disclosure pursuant to the SEC’s rules regarding related party transactions (i.e., Item 404(a) of Regulation S-K). None of our executive officers has served as a director or member of the Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Compensation Committee Report
The Compensation Committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Frank Golay, Chairman*
Douglas Bech
______________
*Mr. Golay retired from the Board on May 2, 2022; on the same day, the Board appointed Ms. Wong to the Compensation Committee and Mr. Bech to be the Chair of the Compensation Committee.

Summary Compensation Table
The table below sets forth information concerning compensation of each of our named executive officers for the years ended December 31, 2021, 2020 and 2019, respectively. As described in the Compensation Discussion and Analysis, Messrs. Thompson and DeBacker are employed by an affiliate of the Operator and the Administrator and their compensation is determined by, and paid to them directly by, such affiliate. The Company did not pay Messrs. Thompson or DeBacker any compensation in 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total
David Thompson	2021	$—	$—	$—	$—	$—
Chief Executive Officer*	2020	$—	$—	$—	$—	$—
	2019	$—	$—	$—	$—	$—
Nathan D. DeBacker	2021	$—	$—	$—	$—	$—
Chief Financial Officer and Secretary*	2020	$—	$—	$—	$—	$—
	2019	$—	$—	$—	$—	$—
___________________
*    On March 29, 2019, Mr. Thompson, the Chief Financial Officer of the Company from March 2014 to March 2019, was promoted to the position of Chief Executive Officer of the Company and Mr. DeBacker was appointed as the Chief Financial Officer of the Company. In March 2020, Mr. DeBacker was appointed as Secretary of the Company
Grants of Plan Based Awards
There were no grants of equity awards to our named executive officers during 2021.
Outstanding Equity Awards at Fiscal Year End
There were no outstanding equity awards as of December 31, 2021.
Option Exercises and Stock Vested in 2021
There were no restricted share awards that vested during the fiscal year ended December 31, 2021.
Potential Payments Upon Termination or Change in Control
The Company did not have any agreements with any of the named executive officers during the fiscal year ended December 31, 2021.
Equity Incentive Plan Compensation and Awards
There were no equity awards granted to Mr. Salit during the year ended December 31, 2021.

RELATED PERSON TRANSACTIONS
Transactions with Related Persons
Asset Management and Other Fees to Related Parties
CIM Urban and CIM Capital, LLC, an affiliate of CIM Group (“CIM Capital”), are parties to an Investment Management Agreement pursuant to which CIM Urban engaged CIM Capital to provide certain services to CIM Urban. CIM Capital has assigned its duties under the Investment Management Agreement to its four wholly-owned subsidiaries: CIM Capital Securities Management, LLC, a securities manager, CIM Capital RE Debt Management, LLC, a debt manager, CIM Capital Controlled Company Management, LLC, a controlled company manager, and CIM Capital Real Property Management, LLC, a real property manager. The “Operator” refers to CIM Capital and its four wholly-owned subsidiaries. The Company and its subsidiaries are parties to a Master Services Agreement with the Administrator pursuant to which the Administrator provides or arranges for other service providers to provide management and administration services to the Company and its subsidiaries.
On January 5, 2022, the Company and certain of its subsidiaries entered into a Fee Waiver (the “Fee Waiver”) with the Operator and the Administrator with respect to fees that are payable to them under the Investment Management Agreement and the Master Services Agreement, respectively. The Fee Waiver is effective retroactively to January 1, 2022 (the “Effective Date”). Pursuant to the Fee Waiver, the Administrator agrees to voluntarily waive any fees in excess of those set forth in the Fee Waiver, to the extent it would otherwise have been entitled to such additional compensation under the Master Service Agreement, and the Operator agrees to voluntarily waive any fees in excess of those set forth in the Fee Waiver, to the extent it would otherwise have been entitled to such additional compensation under the Investment Management Agreement. Under the Agreement, the fees payable to the Operator pursuant to the Investment Management Agreement and the Administrator pursuant to the Master Service Agreement consist of the following:
1.Base Fee: A base asset management fee (the “Base Fee”) is payable quarterly in arrears to the Operator in an amount equal to an annual rate of 1% (or 0.25% per quarter) of the average of the “Net Asset Value Attributable to Common Stockholders” as of the first and last day of the applicable quarter. Net Asset Value Attributable to Common stockholders is defined as (a) the sum of the Company’s (1) investments in real estate at fair value, (2) cash, (3) loans receivable at fair value and (4) the book value of the other assets of the Company, excluding deferred costs and net of other liabilities at book value, less (b) the Company’s (i) debt at face value, (ii) outstanding preferred stock at stated value, and (iii) non-controlling interests at book value; provided, that, non-controlling interests in any UPREIT operating partnership relating to the Company shall not be excluded. It is likely that the Company will seek to pay some or part of the Base Fee due to the Operator in 2022 in shares of Series A Preferred Stock.
2.Incentive Fee: A revised incentive fee (the “Revised Incentive Fee”) is payable quarterly in arrears to the Administrator with respect to the quarterly core funds from operations in excess of a quarterly threshold equal to 1.75% (i.e., 7.00% on an annualized basis) of the Company’s “Adjusted Common Equity” (as defined below) for such quarter (“Excess Core FFO”) as follows: (i) no Incentive Fee in any quarter in which the Excess Core FFO is $0; (ii) 100% of any Excess Core FFO up to an amount equal to the product of (x) the average of the Adjusted Common Equity as of the first and last day of the applicable quarter and (y) 0.4375%; and (iii) 20% of any Excess Core FFO thereafter. Revised Incentive Fees payable for any partial quarter will be appropriately prorated.
“Adjusted Common Equity” means Common Equity plus Excluded Depreciation and Amortization. “Common Equity” means Total Stockholders’ Equity minus Excluded Equity. “Total Stockholders’ Equity” means the amount reflected as total stockholders’ equity in accordance with GAAP on the consolidated balance sheet of the Company and its subsidiaries as of the last day of a given quarter. “Excluded Equity” means the sum of all preferred securities of the Company and its subsidiaries classified as permanent equity in accordance with GAAP on the consolidated balance sheet of the Company and its subsidiaries as of the last day of a given quarter. “Excluded Depreciation and Amortization” means, for a given quarter, the amount of all accumulated depreciation and amortization of (i) the Company and its subsidiaries and (ii) to the extent allocable to the Company and its subsidiaries, the unconsolidated affiliates, in each case as of the last day of such quarter that corresponds to the periodic depreciation and amortization expense calculated in each case in accordance with GAAP that is a permitted add back to net income calculated in accordance with GAAP when calculating funds from operations.
3.Capital Gains Fee: A capital gains fee (the “Capital Gains Fee”) is payable quarterly in arrears to the Administrator in an amount equal to (i) 15% of the cumulative aggregate realized capital gains minus the cumulative aggregate realized capital losses (in each case since the Effective Date), minus (ii) the aggregate capital gains fees paid since the Effective Date. Realized capital gains and realized capital losses are calculated by subtracting from the sales price of a property: (a) any costs incurred to sell such property, and (b) the current gross value of the property (meaning the property’s original acquisition price plus any subsequent, non-reimbursed capital improvements thereon paid for by the Company).
Following the end of each quarter, the Administrator will deliver to the Company (i) a calculation of the cumulative fees earned by the Operator and the Administrator under the methodology prescribed by the Fee Waiver (the “Fee Waiver Methodology”) from the Effective Date through the end of such quarter and (ii) a calculation of the cumulative fees that would have been earned, in the absence of the Fee Waiver, by the Operator and the Administrator during such period under the Master Services Agreement and the Investment Management Agreement, without giving effect to the Fee Waiver (the “Pre-Fee Waiver Methodology”). If, in respect of any quarter, the aggregate fees that are payable under the Fee Waiver Methodology exceed the aggregate fees that would have been payable under the Pre-Fee Waiver Methodology for the equivalent period, such quarter is deemed an “Excess Quarter”. For any quarter following an Excess Quarter, the Company (upon the direction of the independent members of the Board) may, at its option and upon written notice to Administrator, elect to calculate all fees due to the Administrator and the Operator in accordance with the Pre-Fee Waiver Methodology from and after such Excess Quarter. Any election by the Company to adopt the Pre-Fee Waiver Methodology is irrevocable, and all fees due to the Administrator and the Operator from and after such election will be calculated in accordance with the Pre-Fee Waiver Methodology.
For the years ended December 31, 2021 and 2020, the Operator earned asset management fees of $9.0 million and $9.5 million, respectively. For the year ended December 31, 2020, we issued to the Operator 203,349 shares of our Common Stock, in lieu of cash payment of the asset management fee for the first quarter of 2020, and 287,199 shares of our Series A Preferred Stock, in lieu of cash payment of the asset management fee for the second, third and fourth quarters of 2020. The Company issued to the Operator 270,209 shares of Series A Preferred Stock in lieu of cash payment of the asset management fees incurred during the year ended December 31, 2021.
Affiliates of CIM Group (collectively, the “CIM Management Entities”) provide property management, leasing, and development services to CIM Urban. The CIM Management Entities earned property management fees, which are included in rental and other property operating expenses, totaling $1.6 million and $1.7 million for the year ended December 31, 2021 and 2020, respectively. CIM Urban also reimbursed the CIM Management Entities $2.7 million and $3.4 million during the year ended December 31, 2021 and 2020, respectively, for onsite management costs incurred on behalf of CIM Urban, which are included in rental and other property operating expenses. The CIM Management Entities earned leasing commissions of $162,000 and $112,000 for the year ended December 31, 2021 and 2020, respectively, which were capitalized to deferred charges. In addition, the CIM Management Entities earned construction management fees of $226,000 and $344,000 for the year ended December 31, 2021 and 2020, respectively, which were capitalized to investments in real estate.
Pursuant to the Master Services Agreement, we appointed an affiliate of CIM Group as the administrator of Urban Partners GP, LLC. Under the Master Services Agreement, for fiscal quarters prior to April 1, 2020,the Company paid a base service fee (the “Base Service Fee”) to the Administrator initially set at $1,000,000 per year (subject to an annual escalation by a specified inflation factor beginning on January 1, 2015), payable quarterly in arrears. For the year ended December 31, 2020, we issued to the Administrator 11,273 shares of Series A Preferred Stock in lieu of cash as payment of the Base Service Fee in respect of the first fiscal quarter. On May 11, 2020, the Master Services Agreement was amended to replace the Base Service Fee with an incentive fee (the “Prior Incentive Fee”) pursuant to which the Administrator was entitled to receive, on a quarterly basis, 15.00% of the Company’s quarterly core funds from operations in excess of a quarterly threshold equal to 1.75% (i.e., 7.00% on an annualized basis) of the Company’s average adjusted common stockholders’ equity (i.e., common stockholders’ equity plus accumulated depreciation and amortization) for such quarter. The amendment was effective as of April 1, 2020 and was further modified by the Fee Waiver described above. The Administrator did not earn any Prior Incentive Fee during the years ended December 31, 2021 and 2020.
In addition, pursuant to the terms of the Master Services Agreement, the Administrator may receive compensation and/or reimbursement for performing certain services for the Company and its subsidiaries that are not covered by the Base Service Fee or the Prior Incentive Fee, as the case may be. During the year ended December 31, 2021 and 2020, such services performed by the Administrator and its affiliates included accounting, tax, reporting, internal audit, legal, compliance, risk management, IT, human resources, corporate communications, operational and on-going support in connection with the Company’s offering of Series A Preferred Stock. The Administrator’s compensation is based on the salaries and benefits of the employees of the Administrator and/or its affiliates who performed these services (allocated based on the percentage of time spent on the affairs of the Company and its subsidiaries). For the year ended December 31, 2021 and 2020, we expensed $2.1 million and $2.2 million, respectively, for such services, which are included in asset management and other fees to related parties.
The Company is a party to a Staffing and Reimbursement Agreement with CIM SBA Staffing, LLC, an affiliate of CIM Group, and our subsidiary, PMC Commercial Lending, LLC. The agreement provides that CIM SBA will provide personnel and resources to the Company and the Company will reimburse CIM SBA Staffing, LLC for the costs and expenses of providing such personnel and resources. For the year ended December 31, 2021 and 2020, the Company incurred expenses related to services subject to reimbursement by the Company under the agreement of $1.9 million and $3.5 million, respectively, included as expense reimbursements to related parties – lending segment.
CCO Capital became the exclusive dealer manager for the Company’s public offering of the Series A Preferred Units effective as of May 31, 2019. CCO Capital is a registered broker dealer and is under common control with the Operator and the Administrator. The Company’s offering of the Series A Preferred Units ended at the end of January 2020. On January 28, 2020, the Company entered into the Second Amended and Restated Dealer Manager Agreement, pursuant to which CCO Capital acts as the exclusive dealer manager for the Company’s public offering of its Series A Preferred Stock and Series D Preferred Stock. Thereunder, the Company agreed to compensate CCO Capital, as the dealer manager for the offering, as follows: (1) an upfront dealer manager fee of up to 1.25% of the selling price of each share of Preferred Stock sold, (2) selling commissions of up to 5.50% of the selling price of each share of Series A Preferred Stock sold (with no selling commissions payable in respect of shares of Series D Preferred Stock sold) and (3) a trailing dealer manager fee that accrues daily in an amount equal to 1/365th of 0.25% per annum of the selling price of each share of Preferred Stock sold. CCO Capital, in its sole discretion, may reallow to another broker-dealer authorized by it to sell shares in the offering a portion of the upfront dealer manager fee earned by it in respect of shares sold by such broker-dealer.
On April 9, 2020, the Company entered into Amendment No. 1 to the Second Amended and Restated Dealer Manager Agreement, pursuant to which the selling commissions were increased from up to 5.50% to up to 7.00% of the selling price of each share of Series A Preferred Stock sold thereafter. The Company has been informed that CCO Capital generally reallows 100% of the selling commissions on sales of Series A Preferred Stock and generally reallows substantially all of the upfront dealer manager fee on sales of Series A Preferred Stock and Series D Preferred Stock, to participating broker-dealers.
On September 22, 2021, the Company entered into Amendment No. 2 to the Second Amended and Restated Dealer Manager Agreement, pursuant to which the upfront dealer manager fee payable to the Dealer Manager was changed to up to 3.00% and the trailing dealer manager fee with respect to the sale of shares of Series A Preferred Stock sold in the Offering on or after September 9, 2021 was eliminated
In connection with the offering of the Series A Units, Series A Preferred Stock and Series D Preferred Stock, at December 31, 2021 and 2020, $2.0 million and $1.5 million, respectively, was included in deferred costs as reimbursable expenses incurred pursuant to the Master Services Agreement and the then applicable dealer manager agreement with CCO Capital, of which $143,000 and $668,000, respectively, was included in due to related parties. CCO Capital incurred non-issuance specific costs of $106,000 and $99,000 for the year ended December 31, 2021 and 2020, respectively.
At December 31, 2021 and 2020, upfront dealer manager and trailing dealer manager fees of $638,000 and $493,000, respectively, were included in due to related parties. CCO Capital earned upfront dealer manager and trailing dealer manager fees of $690,000 and $1.1 million for the year ended December 31, 2021 and 2020, respectively.
Other
On October 1, 2015, an affiliate of CIM Group entered into a 5-year lease renewal with respect to a property owned by the Company, which was terminated in October 2020. For the year ended December 31, 2021 and 2020, the Company recorded rental and other property income related to this tenant of $0 and $87,000, respectively.
On May 15, 2019, CIM Group entered into an approximately eleven-year lease for approximately 32,000 rentable square feet with respect to a property owned by the Company. The lease was amended on August 7, 2019 to reduce the rentable square feet to approximately 30,000 rentable square feet. For each of the years ended December 31, 2021 and 2020, the Company recorded rental and other property income related to this tenant of $1.5 million.
Review, Approval and Ratification of Transactions with Related Persons
The Board has adopted a written related person transaction policy. Under the policy, a “Related Person Transaction” includes certain transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, and in which a related person had, has or will have a direct or indirect material interest.
A “Related Person” is:
Any person who was in any of the following categories during the applicable period:
•a director or nominee for director;
•any executive officer; or

•any immediate family member of a director or executive officer, or of any nominee for director, which means any child, stepchild, parent, stepparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law, or sister in law of the director, executive officer, or nominee for director and any person (other than a tenant or employee) sharing the household of such security holder.
Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:
•any person who is known to the Company to be the beneficial owner of more than 5% of our shares; and
•any immediate family member of any such security holder, which means any child, stepchild, parent, stepparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law, or sister in law of such security holder and any person (other than a tenant or employee) sharing the household of such security holder.
A person who has a position or relationship within a firm, corporation or other entity that engages in a transaction with the Company will not be deemed to have an “indirect material interest” within the meaning of “Related Person Transaction” when:
The interest arises only:
•from such person’s position as a director of another corporation or organization that is a party to the transaction; or
•from the direct or indirect ownership by such person and all other persons specified in the definition of “Related Person” in the aggregate of less than 10% equity interest in another person (other than a partnership) which is a party to the transaction; or
•from both such position and ownership; or
•from such person’s position as a limited partner in a partnership in which the person and all other persons specified in the definition of “Related Person” have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.
Each of the Company’s executive officers is encouraged to help identify any potential Related Person Transaction.
If a new Related Person Transaction is identified, it will initially be brought to the attention of the Chief Financial Officer, who will then prepare a recommendation to the Board and/or a committee thereof regarding whether the proposed transaction is reasonable and fair to the Company.
A committee comprised solely of independent directors, who are also independent of the Related Person Transaction in question, will determine whether to approve a Related Person Transaction. In general, the committee will only approve or ratify a Related Person Transaction if it determines, among other things, that the Related Person Transaction is reasonable and fair to the Company.
Independence of Directors
Under the corporate governance standards of Nasdaq, a majority of the members of the Board must be independent. In making independence determinations, the Board observes all criteria for independence established by the SEC and Nasdaq. As part of such review, the Board considers transactions and relationships between each director or any member of his or her immediate family and the Company, including (if applicable) those reported under “Related Person Transactions.” The purpose of such review is to determine whether any such relationships or transactions are inconsistent with a determination that a director is independent. Based on the foregoing, the Board has determined that each of Messrs. Bech and Eppich and Ms. Edwards are independent directors. Mr. Golay retired from the Board on May 2, 2022; on the same day, the Board appointed Elaine Wong to the Board. The Board concluded that Mr. Golay remained an independent director until his retirement and that Ms. Wong is an independent director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, directors and any person who beneficially owns 10% or more of the shares of any class of our equity securities are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.
Based solely upon a review of these reports, and upon representations from certain of such persons, we believe that all SEC ownership reporting requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our Common Stock were satisfied on a timely basis during and with respect to the fiscal year ended December 31, 2021.
INDEPENDENT PUBLIC ACCOUNTING FIRM
Deloitte was appointed to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Although ratification of the appointment of Deloitte by our stockholders is not required, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.
We expect representatives of Deloitte to be at the virtual Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.
Principal Accounting Firm Fees
Aggregate fees for services rendered to the Company for the years ended December 31, 2021 and 2020 by the Company’s principal accounting firm for such years, Deloitte and BDO USA, LLP (“BDO”), respectively, were as follows:

	Year Ended December 31,
Type of Service	2021	2020
Audit fees (1)(2)	$693,645	$746,094
Audit-related fees	—	—
Tax fees	165,985	150,845
All other fees	—	—
Total	$859,630	$896,939
___________________
(1)Audit fees consisted of professional services performed in connection with (i) the audit of the Company’s annual financial statements and internal control over financial reporting, (ii) the statutory audits of the financial statements of two subsidiaries of the Company in 2021 and 2020, (iii) the review of financial statements included in its quarterly reports on Form 10-Q, (iv) procedures related to consents and assistance with and review of documents filed with the SEC, (v) other services related to (and necessary for) the audit of the Company’s financial statements and (vi) agreed-upon-procedures in 2021 and 2020 in connection with a securitization completed by a subsidiary of the Company in 2018.
(2)$418,600 of the 2020 audit fees were billed by Deloitte and $307,494 of the 2020 audit fees were billed by BDO.
Pre‑Approval Policies
The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our outside auditors. The Audit Committee pre-approved all audit services provided by our outside auditors during fiscal years 2021 and 2020 and the fees paid for such services. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

OTHER MATTERS
Management does not intend to present any business at the Annual Meeting not mentioned in this proxy statement, and at the time of preparation of this proxy statement knows of no other business to be presented. If any other matters are properly brought before the Annual Meeting, the appointed proxies will vote all proxies on such matters in their discretion.
STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
The deadline for submission of stockholder proposals in our proxy statement and form of proxy for the annual meeting of stockholders of the Company to be held in 2023 (the “2023 Annual Meeting”), calculated in accordance with Rule 14a‑8 under the Exchange Act (“Rule 14a-8”), is January 2, 2023. Any such proposal must also comply with the other requirements of Rule 14a-8.
Under our current bylaws, a stockholder is only eligible to submit a stockholder proposal, including a proposal for the nomination of one or more directors, outside the processes of Rule 14a‑8 if the stockholder is (1) a stockholder of record both at the time of giving notice and at the time of the 2023 Annual Meeting, (2) is entitled to vote at the 2022 Annual Meeting, and (3) satisfies the requirements in our current bylaws with respect to such proposal. Our current bylaws require that such stockholder provide timely notice of the proposal or nomination, including all of the information required by our current bylaws, to the Company, addressed to Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas 75252. To be timely under our current bylaws, we generally must receive advance notice of the proposal no earlier than December 3, 2022 and no later than 5:00 p.m., Eastern Time, on January 13, 2023. However, in the event that the 2023 Annual Meeting is held before May 31, 2023 or after July 30, 2023, advance notice will be timely if received by the Company no earlier than 150 days prior to the date of the 2023 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of (a) 120 days prior to the date of the 2023 Annual Meeting and (b) the tenth day following the day on which we first made a public announcement of the date of the 2023 Annual Meeting. In addition to satisfying the deadlines in the advance notice provisions of the Company’s bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Exchange Act Rule 14a-19 no later than May 1, 2023.
AVAILABILITY OF DOCUMENTS
We have provided, without charge, to each person being solicited by this proxy statement, a copy of this proxy statement and the Annual Report on Form 10‑K for the year ended December 31, 2021, including the consolidated financial statements contained therein (excluding exhibits thereto). Upon the written request by any person being solicited by this proxy statement, we will provide upon the payment of a reasonable fee as we may specify to cover our expenses copies of the exhibits to the Annual Report on Form 10‑K. All requests should be directed to the Company’s Shareholder Relations Department by writing to 17950 Preston Road, Suite 600, Dallas, Texas 75252 or e-mailing shareholders@cimcommercial.com.
REDUCE DUPLICATE MAILINGS
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. A number of brokers with account holders who are stockholders of the Company “household” the Company’s proxy materials in this manner. If you are an affected stockholder and no longer wish to participate in householding, or if you are receiving multiple copies of the proxy statement or the Notice and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or our transfer agent, American Stock Transfer and Trust, at 6201 15th Avenue, Brooklyn, NY 11219 or (800) 937‑5449, if you are the record holder of your shares.
Additionally, we will deliver promptly to any affected stockholder an additional copy of the proxy statement, annual report and/or Notice of Internet Availability of Proxy Materials, as applicable, upon a written or oral request made to the Shareholder Relations Department of the Company at 17950 Preston Road, Suite 600, Dallas, Texas 75252 or (972) 349-3200.
WHERE YOU CAN FIND MORE INFORMATION
If you have questions about the proposals to be presented at the Annual Meeting, you should contact the Company by telephone or in writing:
Creative Media & Community Trust Corporation
17950 Preston Road, Suite 600
Dallas, Texas 75252
Attention: Shareholder Relations
(972) 349-3200

ANNUAL MEETING OF STOCKHOLDERS OF
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
June 30, 2022
GO GREEN
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at https://shareholders.cimcommercial.com/sec-filings.

The meeting will be held as a virtual meeting conducted exclusively via live webcast at http://register.proxypush.com/CMCT, please follow the instructions under question 6 in the proxy statement.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
Item 1. To consider and elect seven members of Creative Media’s board of directors, each to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualify
			Item 2. To consider and approve the ratification of Deloitte & Touche, LLP as Creative Media’s auditor for the fiscal year ending December 31, 2022	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES:	The Board recommends you vote “FOR” the approval of the ratification of Deloitte.
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) Douglas Bech ( ) Marcie Edwards ( ) Kelly Eppich ( ) Shaul Kuba ( ) Richard Ressler ( ) Avraham Shemesh ( ) Elaine Wong
Item 3 To vote and otherwise represent the undersigned on such other business as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof in the discretion of the proxy holder

The Board recommends you vote “FOR” each of the director nominees.

UPON THE PROPER EXECUTION AND DELIVERY OF THIS PROXY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, BUT NO DIRECTION IN RESPECT OF A GIVEN PROPOSAL IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED IN RESPECT OF SUCH PROPOSAL WILL BE CAST AS RECOMMENDED BY THE BOARD. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from Creative Media of a Notice of Annual Meeting of Stockholders and a proxy statement. Each of the Notice of Annual Meeting of Stockholders and proxy statement is incorporated by reference.

Signature of Stockholder		Date:	Signature of Stockholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
The undersigned stockholder of Creative Media & Community Trust Corporation, a Maryland corporation (the “Company”), hereby appoints David Thompson and Nathan D. DeBacker, or either of them, with power of substitution, as proxy and attorney-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of the Company, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Pacific Time, on June 30, 2022 or any postponement or adjournment thereof, with all powers that the undersigned would possess if present at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and a proxy statement for the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference.

(Continued and to be signed on the reverse side)